Exhibit 99.1

            Internet Capital Group Announces Second Quarter Results


    WAYNE, Pa.--(BUSINESS WIRE)--Aug. 3, 2006--Internet Capital Group, Inc. (Nasdaq:ICGE) today reported its results for the second quarter ended June 30, 2006.

    Second Quarter Highlights:

    --  Achieved solid quarterly Core company revenue growth.

    -- Revenue growth and operating results at ICG Commerce, StarCite and Metastorm were particularly strong.

    -- Repurchased $10.4 million of debt, resulting in a balance of $26.6 million of outstanding convertible debt.

    Subsequent Event:

    -- The Core group saw significant M&A activity including Investor Force selling its database division to Morningstar for $10.0 million in cash and a licensing deal, and CreditTrade announcing its pending merger with Creditex.

    "We are excited about the underlying revenue growth we are seeing at a number of our Core companies, including ICG Commerce, StarCite and Metastorm," said Walter Buckley, ICG's Chairman and Chief Executive Officer. "We are also very enthusiastic about the level of M&A activity we are seeing at our partner companies, such as CreditTrade and Investor Force. The pending merger between CreditTrade and Creditex is a great example of combining forces with a competitor
- increasing functionality, scalability and market share - and emerging as a stronger, more valuable entity. Ultimately, we believe this type of M&A activity results in value creation for ICG and its stockholders."

    ICG Financial Results

    ICG reported consolidated revenue of $16.0 million for the second quarter of 2006 versus $9.8 million for the 2005 period. ICG reported consolidated revenue of $31.2 million for the six months ended June 30, 2006 versus $20.9 million for the comparable 2005 period. Investor Force's database division was sold in August 2006 and has been reflected as a discontinued operation for all periods presented.
    ICG reported a net loss of $(7.8) million, or $(0.21) per share, for the second quarter of 2006 versus net income of $1.1 million, or $0.03 per diluted share, for the 2005 period. Results for the 2006 quarter include $1.9 million of stock based compensation versus $0.4 million in the prior year's period. Additionally, results for the 2006 quarter include $0.3 million in net charges primarily related to a loss on debt repurchases offset by other gains and an income tax benefit versus $10.0 million in net gains in 2005 primarily from sales of Blackboard shares. ICG reported a net loss of $(12.7) million, or $(0.34) per share, for the six months ended June 30, 2006 versus a net loss of $(2.0) million, or $(0.05) per share, for the prior year period.
    ICG's corporate cash and short-term investment balance at June 30, 2006 was $107.4 million and the value of its public securities was $92.5 million.

    ICG Core Partner Company Information

    Set forth below is pro forma information relating to ICG's current nine private Core companies: CreditTrade, Freeborders, ICG Commerce, Investor Force, Marketron, Metastorm, StarCite, Vcommerce and WhiteFence. Our ownership positions in these nine companies averages 48%.
    Aggregate pro forma revenue of ICG's nine private Core companies grew 12% year over year, to $55.0 million in the second quarter of 2006 from $48.9 million in the first quarter of 2005. Aggregate pro forma EBITDA (loss) for the Core companies increased to $(3.6) million in the second quarter of 2006 from $(3.1) million in the second quarter of 2005. CreditTrade had a down quarter from a very strong 2005 quarter. Excluding CreditTrade, aggregate pro forma revenue of ICG's eight other private Core companies grew 38% year over year, and aggregate pro forma EBITDA (loss) improved 58%. Please refer to the supplemental financial data at the end of this release for a reconciliation of such amounts to the nearest comparable GAAP measures.
    "ICG executed against a number of its strategic objectives, both at the ICG Corporate and Core company levels," said Kirk Morgan, Chief Financial Officer at ICG. "In the past year, we repurchased more than $33 million of debt, effectively repurchasing 3.7 million shares of common stock potentially issuable upon conversion. Additionally, we've seen good momentum at a number of our partner companies this quarter and our Core companies are projected to achieve at least 20% revenue growth for the year."
    ICG will host a webcast at 10:00 am ET today to discuss results. As part of the live webcast for this call, ICG will post a slide presentation to accompany the prepared remarks. To access the webcast, go to http://www.internetcapital.com/investorinfo-preswebcast.htm and click on the link for the second quarter conference call webcast. Please log on to the website approximately ten minutes prior to the call to register and download and install any necessary audio software. The conference call is also accessible through listen-only mode at 877-407-8035. The international dial in number is 201-689-8035.
    For those unable to participate in the conference call, a replay will be available beginning August 3, 2006 at 11:00 am until August 10, 2006 at 11:59 p.m. To access the replay, dial 877-660-6853
(domestic) or 201-612-7415 (international) and enter the account code, 286, followed by the conference ID number 208352. The replay and slide presentation can also be accessed on the Internet Capital Group web site at http://www.internetcapital.com/investorinfo-preswebcast.htm.

    About Internet Capital Group

    Internet Capital Group (www.internetcapital.com) builds and owns Internet software and services companies that drive business productivity and reduce transaction costs between firms. Founded in 1996, ICG devotes its expertise and capital to maximizing the success of these platform companies that are delivering software and service applications to customers worldwide.

    Safe Harbor Statement under Private Securities Litigation Reform
Act of 1995

    The statements contained in this press release that are not historical facts are forward-looking statements that involve certain risks and uncertainties including but not limited to risks associated with the uncertainty of future performance of our partner companies, acquisitions or dispositions of interests in additional partner companies, the effect of economic conditions generally, capital spending by customers and development of the e-commerce and information technology markets, and uncertainties detailed in the Company's filings with the Securities and Exchange Commission. These and other factors may cause actual results to differ materially from those projected.


                     Internet Capital Group, Inc.
                 Consolidated Statements of Operations
                (In thousands, except per share data)


                                     Three Months       Six Months
                                        Ended             Ended
                                       June 30,          June 30,
                                   ---------------- ------------------
                                     2006    2005     2006     2005
                                   ---------------- ------------------


 Revenue                           $15,986  $9,769   $31,161  $20,884

 Operating Expenses
     Cost of revenue                 9,996   6,405    19,231   12,486
     Selling, general and
      administrative                10,039   8,582    20,152   17,779
     Research and development        2,465   2,888     4,896    6,044
     Amortization of intangibles       558     366     1,115      937
     Impairment related and other       32      (6)      125        5
                                   ---------------- ------------------
       Total operating expenses     23,090  18,235    45,519   37,251
                                   ---------------- ------------------
                                    (7,104) (8,466)  (14,358) (16,367)

 Other income (loss), net           (1,953)  9,880    (1,855)  14,936
 Interest income                     1,913     613     4,445    1,088
 Interest expense                     (579)   (857)   (1,233)  (1,767)
                                   ---------------- ------------------
 Income (loss) before income taxes,
  minority interest and equity loss (7,723)  1,170   (13,001)  (2,110)

 Income tax benefit                  1,004       -     1,647        -
 Minority interest                      47     267       (17)   1,178
 Equity loss                        (1,737)   (477)   (2,473)    (952)
                                   ---------------- ------------------
 Income (loss) from continuing
  operations                        (8,409)    960   (13,844)  (1,884)
 Discontinued operations               639     116     1,166     (158)
                                   ---------------- ------------------
 Net income (loss)                 $(7,770) $1,076  $(12,678) $(2,042)
                                   ================ ==================

   Basic net income (loss) per
    share:
 Income (loss) from continuing
  operations                        $(0.23)  $0.03    $(0.37)  $(0.05)
 Discontinued operations              0.02       -      0.03        -
                                   ---------------- ------------------
                                    $(0.21)  $0.03    $(0.34)  $(0.05)
                                   ================ ==================

 Shares used in computation of
  basic income (loss) per share     37,470  37,040    37,436   37,026
                                   ================ ==================

   Diluted net income (loss) per
    share:
 Income (loss) from continuing
  operations                        $(0.23)  $0.03    $(0.37)  $(0.05)
 Discontinued operations              0.02       -      0.03        -
                                   ---------------- ------------------
                                    $(0.21)  $0.03    $(0.34)  $(0.05)
                                   ================ ==================


 Shares used in computation of
  diluted income (loss) per share   37,470  38,565    37,436   37,026
                                   ================ ==================



                     Internet Capital Group, Inc.
                 Condensed Consolidated Balance Sheets
                            (In thousands)


                                              June 30,    December 31,
                                                2006          2005
                                           ------------- -------------

ASSETS
  Cash, cash equivalents and short-term
   investments                                 $122,703      $147,912
  Other current assets                           16,620        24,622
  Assets of discontinued operations               3,777        12,920
                                           ------------- -------------
       Total current assets                     143,100       185,454
  Marketable securities                          67,384        63,425
  Fixed assets, net                               2,291         1,886
  Ownership interests in Partner Companies       87,437        71,453
  Goodwill                                       17,743        16,785
  Intangibles, net                                2,161         3,407
  Other assets                                    2,383         4,122
                                           ------------- -------------
       Total Assets                            $322,499      $346,532
                                           ============= =============



LIABILITIES AND STOCKHOLDERS' EQUITY
  Other current liabilities                     $29,921       $33,476
  Liabilities of discontinued operations          1,474        10,465
                                           ------------- -------------
       Total current liabilities                 31,395        43,941
  Senior convertible notes                       26,590        37,000
  Minority interest and other liabilities         7,810         9,346
                                           ------------- -------------
       Total Liabilities                         65,795        90,287
  Stockholders' equity                          256,704       256,245
                                           ------------- -------------
       Total Liabilities and Stockholders'
        Equity                                 $322,499      $346,532
                                           ============= =============



Internet Capital Group
----------------------------------------------------------------------
2006 Pro Forma Core Partner Company Information

                                           ---------------------------
                                               Three Months Ended
                                           ---------------------------

                                           Mar 31,  Jun 30,  Sep 30,
                                             2005     2005     2005
----------------------------------------------------------------------

Aggregate Pro Forma Core
 Company Information: (1)
 Aggregate
  Revenue                                  $45,324  $48,922  $48,498
 Aggregate
  EBITDA (loss)                            $(3,826) $(3,121) $(5,291)
 Aggregate Net
  Loss                                     $(8,375) $(7,115) $(8,755)


Components of Aggregate
 Pro Forma Core Company
 Information

  Consolidated Core
   Companies (Ownership %):
                 Revenue                   $11,744  $11,058  $11,484
                 Expenses other than
                  interest, taxes,
                  depreciation and
                  amortization             (13,850) (13,723) (14,804)
                                           -------- -------- --------
 ICG Commerce    EBITDA
  Holdings, Inc.  (loss)
  (79%)                                     (2,106)  (2,665)  (3,320)
 Investor Force   Interest
  Holdings, Inc.
  (80%)                                        (49)     (24)      82
 StarCite, Inc.   Taxes
  (61%)                                         (5)     (10)       -
                  Depreciation/Amortization   (891)    (839)    (849)
                                           -------- -------- --------
                 Net loss                  $(3,051) $(3,538) $(4,087)
                                           -------- -------- --------

Equity Method Core
 Companies (Ownership %):
                 Revenue                   $33,580  $37,864  $37,014
 CreditTrade     Expenses other than
  Inc. (27%)      interest, taxes,
 Freeborders,     depreciation and
  Inc. (33%)      amortization             (35,300) (38,320) (38,985)
                                           -------- -------- --------
 Marketron       EBITDA
  International,  (loss)
  Inc. (38%)                               $(1,720)   $(456) $(1,971)
 Metastorm Inc.   Interest
  (41%)                                     (1,512)    (529)    (949)
 Vcommerce Inc.   Taxes
  (36%)                                       (638)  (1,667)    (883)
 WhiteFence,      Depreciation/Amortization
  Inc. (39%)                                (1,454)    (925)    (865)
                                           -------- -------- --------
                 Net loss                  $(5,324) $(3,577) $(4,668)
                                           -------- -------- --------



                                            --------------------------
                                               Three Months Ended
                                            --------------------------
                                            Dec 31,  Mar 31,  Jun 30,
                                              2005     2006     2006
----------------------------------------------------------------------

Aggregate Pro Forma Core
 Company Information: (1)
 Aggregate
  Revenue                                   $50,853  $51,955  $54,974
 Aggregate
  EBITDA (loss)                             $(5,850) $(3,762) $(3,578)
 Aggregate Net
  Loss                                      $(8,872) $(6,716) $(5,978)


Components of Aggregate
 Pro Forma Core Company
 Information

Consolidated Core
 Companies (Ownership %):
                 Revenue                    $12,038  $15,175  $15,986
                 Expenses other than
                  interest, taxes,
                  depreciation and
                  amortization              (14,746) (16,423) (17,010)
                                            -------- -------- --------
 ICG Commerce    EBITDA
  Holdings, Inc.  (loss)
  (79%)                                      (2,708)  (1,248)  (1,024)
 Investor Force   Interest
  Holdings, Inc.
  (80%)                                          82       81       91
 StarCite, Inc.   Taxes
  (61%)                                           -        -        -
                  Depreciation/Amortization    (873)    (778)    (965)
                                            -------- -------- --------
                 Net loss                   $(3,499) $(1,945) $(1,898)
                                            -------- -------- --------

Equity Method Core
 Companies (Ownership %):
                 Revenue                    $38,815  $36,780  $38,988
 CreditTrade     Expenses other than interest,
  Inc. (27%)      taxes,
 Freeborders,     depreciation and
  Inc. (33%)      amortization              (41,957) (39,294) (41,542)
                                            -------- -------- --------
 Marketron       EBITDA
  International,  (loss)
  Inc. (38%)                                $(3,142) $(2,514) $(2,554)
 Metastorm Inc.   Interest
  (41%)                                        (129)     (25)     260
 Vcommerce Inc.   Taxes
  (36%)                                        (515)    (247)    (383)
 WhiteFence,      Depreciation/Amortization
  Inc. (39%)                                 (1,587)  (1,985)  (1,403)
                                            -------- -------- --------
                 Net loss                   $(5,373) $(4,771) $(4,080)
                                            -------- -------- --------

----------------------------------------------------------------------




Reconciliation of Aggregate Pro Forma
 Core Company Information to GAAP results
                                             Three Months Ended
                                        -----------------------------
                                         Mar 31,   Jun 30,   Sep 30,
                                          2005      2005      2005
                                        --------- --------- ---------
 Revenue

 Aggregate Pro Forma Core
  Company Revenue                        $45,324   $48,922   $48,498
   Non-consolidated
    Partner Companies                   $(34,209) $(39,153) $(33,851)
                                        --------- --------- ---------
 Consolidated
  Revenue                                $11,115    $9,769   $14,647
                                        ========= ========= =========

 Net Income
  (Loss)

 Aggregate Pro Forma Core Company
  EBITDA (loss)                          $(3,826)  $(3,121)  $(5,291)
   Interest, Taxes,
    Depreciation/Amortization            $(4,549)  $(3,994)  $(3,464)
                                        --------- --------- ---------
 Aggregate Pro Forma Core Company Net
  Income (Loss)                          $(8,375)  $(7,115)  $(8,755)
   Amount attributable to
    other stockholders                   $(4,345)  $(1,580)  $(2,783)
                                        --------- --------- ---------
 ICG's share of net income (loss) of
  Core Partner Companies                 $(4,030)  $(5,535)  $(5,972)
 Other holdings equity method
  companies                                 (680)     (491)     (521)
 Disposed equity
  method
  companies                                  700       718       726
 Corporate
  general and
  administrative                          (3,176)   (2,843)   (3,272)
 Stock-based
  compensation                              (398)     (358)   (2,202)
 Corporate
  interest, net                             (447)     (281)     (234)
 Other
  income(loss)/restructuring/
 impairments                               5,187     9,750   118,298
 Income taxes                                  -         -   (20,349)
 Income (loss) on
  discontinued operations                   (274)      116       820
                                        --------- --------- ---------
 Consolidated
  net income
  (loss)                                 $(3,118)   $1,076   $87,294
                                        ========= ========= =========



                                             Three Months Ended
                                        -----------------------------
                                          Dec 31,   Mar 31,   Jun 30,
                                           2005      2006      2006
                                         --------- --------- ---------
 Revenue

 Aggregate Pro Forma Core
  Company Revenue                         $50,853   $51,955   $54,974
   Non-consolidated
    Partner Companies                    $(35,655) $(36,780) $(38,988)
                                         --------- --------- ---------
 Consolidated
  Revenue                                 $15,198   $15,175   $15,986
                                         ========= ========= =========


 Net Income (Loss)

 Aggregate Pro Forma Core Company
  EBITDA (loss)                           $(5,850)  $(3,762)  $(3,578)
   Interest, Taxes,
    Depreciation/Amortization             $(3,022)  $(2,954)  $(2,400)
                                         --------- --------- ---------
 Aggregate Pro Forma Core Company Net
  Income (Loss)                           $(8,872)  $(6,716)  $(5,978)
   Amount attributable to other
    stockholders                          $(4,717)  $(4,117)  $(2,704)
                                         --------- --------- ---------
 ICG's share of net income (loss) of
 Core Partner Companies                   $(4,155)  $(2,599)  $(3,274)
 Other holdings equity method
  companies                                (3,905)     (157)     (334)
 Disposed equity
  method companies                              -         -         -
 Corporate general
  and administrative                       (5,157)   (3,154)   (3,284)
 Stock-based
  compensation                             (1,373)   (2,100)   (1,911)
 Corporate interest,
  net                                       1,268     1,797     1,243
 Other income(loss)/restructuring/
 impairments                                  671       135    (1,853)
 Income taxes                               1,709       643     1,004
 Income (loss) on discontinued
  operations                               (1,792)      527       639
                                         --------- --------- ---------
 Consolidated net
  income (loss)                          $(12,734)  $(4,908)  $(7,770)
                                         ========= ========= =========


(1) The rationale for management's use of non-GAAP measures is included in the "Description of Terms" supplement to this release.


    INTERNET CAPITAL GROUP, INC.

    June 30, 2006

    Description of Terms

    Consolidated Statements of Operations

    Effect of Various Accounting Methods on our Results of Operations

    The various interests that the Company acquires in its Partner Companies are accounted for under three methods: the consolidation method, the equity method and the cost method. The applicable accounting method is generally determined based on the Company's voting interest in a Partner Company.
    Consolidation. Partner Companies in which the Company directly or indirectly owns more than 50% of the outstanding voting securities, and for which other stockholders do not possess the right to affect significant management decisions, are accounted for under the consolidation method of accounting. Under this method, a Partner Company's balance sheet and results of operations are reflected within the Company's Consolidated Financial Statements. All significant intercompany accounts and transactions have been eliminated. Participation of other Partner Company stockholders in the net assets and in the earnings or losses of a consolidated Partner Company is reflected in the caption "Minority interest" in the Company's Consolidated Balance Sheet and Statements of Operations. Minority interest adjusts the Company's consolidated results of operations to reflect only the Company's share of the earnings or losses of the consolidated Partner Company. The results of operations and cash flows of a consolidated Partner Company are included through the latest interim period in which the Company owned a greater than 50% direct or indirect voting interest for the entire interim period or otherwise exercised control over the Partner Company. Upon dilution of control below 50%, the accounting method is adjusted to the equity or cost method of accounting, as appropriate, for subsequent periods.
    Although the Company's ownership percentage in GoIndustry exceeded 50% at December 31, 2005, the Company did not consolidate its financial statements due to the existence of certain minority voting rights in accordance with Emerging Issues Task Force ("EITF") No. 96-16, "Investor's Accounting for an Investee When an Investor Has a Majority of the Voting Interest but the Minority Shareholder or Shareholders Have Certain Approval or Veto Rights." At June 30, 2006, the Company owned 35% of GoIndustry.
    During the three months ended June 30, 2006, the Company accounted for 3 of its partner companies under this method; ICG Commerce, Investor Force and Starcite. During the three months ended June 30, 2005, the Company accounted for 3 of its partner companies under this method; ICG Commerce, Investor Force and CommerceQuest.
    Equity Method. Partner Companies that are not consolidated, but over which the Company exercises significant influence, are accounted for under the equity method of accounting. Whether or not the Company exercises significant influence with respect to a Partner Company depends on an evaluation of several factors, including, among others, representation on the Partner Company's Board of Directors and ownership level, which is generally a 20% to 50% interest in the voting securities of the Partner Company, including voting rights associated with the Company's holdings in common stock, preferred stock and other convertible instruments in the Partner Company. Under the equity method of accounting, a Partner Company's accounts are not reflected within the Company's Consolidated Balance Sheets and Statements of Operations; however, the Company's share of the earnings or losses of the Partner Company is reflected in the caption "Equity loss" in the Consolidated Statements of Operations. The carrying value of equity method Partner Companies is reflected in "Ownership interests in Partner Companies" in the Company's Consolidated Balance Sheets.
    When the Company's interest in an equity method Partner Company is reduced to zero, no further losses are recorded in the Company's Consolidated Financial Statements unless the Company guaranteed obligations of the Partner Company or has committed additional funding. When the Partner Company subsequently reports income, the Company will not record its share of such income until it equals the amount of its share of losses not previously recognized.
    During the three months ended June 30, 2006, the Company accounted for 9 of its partner companies under this method.
    Cost Method. Partner Companies not accounted for under the consolidation or the equity method of accounting are accounted for under the cost method of accounting. Under this method, the Company's share of the earnings or losses of such companies is not included in the Consolidated Balance Sheet or Consolidated Statements of Operations. However, cost method Partner Company impairment charges are recognized in the Consolidated Statements of Operations. If circumstances suggest that the value of the Partner Company has subsequently recovered, such recovery is not recorded.
    When a cost method Partner Company qualifies for use of the equity method, the Company's interest is adjusted retroactively for its share of the past results of its operations. Therefore, prior losses could significantly decrease the Company's carrying value at that time.
    The Company records its ownership interest in equity securities of Partner Companies accounted for under the cost method at cost, unless these securities have readily determinable fair values based on quoted market prices, in which case these interests are valued at fair value and classified as marketable securities or some other classification in accordance with Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities."
    During the three months ended June 30, 2006, the Company accounted for 9 of its partner companies under this method.


Certain items impacting the consolidated financial statements:
($ millions)

                                                          Q2
                                                 ---------------------
Gains/(losses):                                     2006       2005
                                                 ---------- ----------

Other gains (losses):
   Sale of Marketable Securities                        --        8.5
   Sales of Partner Companies                          0.6        0.2
   Debt Buybacks                                      (2.5)        --
   Other, net                                           --        1.2
                                                 ---------- ----------
Other Income (Loss)                                  ($1.9)      $9.9

Income tax benefit                                    $1.0         --

Discontinued Operations                               $0.6       $0.1
                                                 ---------- ----------
                                                     ($0.3)     $10.0
                                                 ========== ==========

Stock-based compensation                             ($1.9)     ($0.4)
                                                 ========== ==========


    Aggregate Pro Forma Core Company Information

    In an effort to illustrate macro trends within its private Core companies, ICG provides an aggregation of revenue and net loss figures reflecting 100% of the pro forma revenue and aggregate pro forma EBITDA for these companies. The Company calculates aggregate pro forma EBITDA for these purposes as earnings/(losses) before interest, tax, depreciation and amortization and refers to it as "aggregate EBITDA". The Company refers to the aggregate pro forma revenue of its private Core partner companies as "aggregate revenue." ICG does not own its Core companies in their entirety and, therefore, this information should be considered in this context. Aggregate revenue and aggregate EBITDA, in this context, represent certain of the financials measures used by the Company's management to evaluate the performance for Core companies. The Company's management believes these non-GAAP financial measures provide useful information to investors, potential investors, securities analysts and others so each group can evaluate private Core companies' current and future prospects in a similar manner as the Company's management, and review results on a comparable basis for all periods presented.

    ICG's share of net loss of Core, Other Holdings and disposed
Partner Companies

    Represents ICG's share of the net loss of Core, Other Holdings and disposed Partner Companies accounted for under the consolidated and equity method of accounting.

    Corporate Expenses and Interest Expense, net

    General and administrative expenses consist of payroll and related expenses for executive, operational, acquisitions, finance and administrative personnel, professional fees and other general corporate expenses for Internet Capital Group.
    Interest expense, net relates primarily to the interest expense on the Company's outstanding 5% senior convertible notes due April 2009 offset by interest income on cash balances.

    Income Taxes

    Income tax benefit of approximately $1.0 million during the three months ended June 30, 2006 is primarily the result of a taxable loss in 2006 which will be carried back to offset taxable income in 2005 being offset by utilization of current year operating losses.

    Discontinued Operations

    Investor Force (a consolidated Partner Company) sold its database division in August 2006 for $10.0 million and has been reflected as a discontinued operation. ICG Commerce's (a consolidated Partner Company) German subsidiary was sold in January 2006 for nominal consideration and has been reflected as a discontinued operation. Accordingly, the operating results of these discontinued operations have been presented separately from continuing operations for all periods presented.


    CONTACT: Internet Capital Group, Inc.
             Investor inquiries:
             Karen Greene, Investor Relations, 610-727-6900
             IR@internetcapital.com